                                                                 Exhibit 3.2

                                    AMENDED BYLAWS

                                         OF

                                 REALNAMES CORPORATION


                                     Adopted on

                                  ____________,1999

                                 TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
     ARTICLE I CORPORATE OFFICES . . . . . . . . . . . . . . . . . . . . . . 1

          1.1     EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . . 1
          1.2     REGISTERED OFFICE. . . . . . . . . . . . . . . . . . . . . 1
          1.3     OTHER OFFICES. . . . . . . . . . . . . . . . . . . . . . . 1

     ARTICLE II MEETINGS OF STOCKHOLDERS . . . . . . . . . . . . . . . . . . 1

          2.1     PLACE OF MEETINGS. . . . . . . . . . . . . . . . . . . . . 1
          2.2     ANNUAL MEETING . . . . . . . . . . . . . . . . . . . . . . 1
          2.3     SPECIAL MEETING. . . . . . . . . . . . . . . . . . . . . . 2
          2.4     NOTICE OF STOCKHOLDERS' MEETINGS . . . . . . . . . . . . . 2
          2.5     ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER
                  BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . 2
          2.6     MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE . . . . . . . 4
          2.7     QUORUM . . . . . . . . . . . . . . . . . . . . . . . . . . 4
          2.8     ADJOURNED MEETING; NOTICE. . . . . . . . . . . . . . . . . 4
          2.9     VOTING . . . . . . . . . . . . . . . . . . . . . . . . . . 5
          2.10    VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT. . . . . 5
          2.11    RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING
                  CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . 5
          2.12    PROXIES. . . . . . . . . . . . . . . . . . . . . . . . . . 6
          2.13    ORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . 6
          2.14    LIST OF STOCKHOLDERS ENTITLED TO VOTE. . . . . . . . . . . 7
          2.15    INSPECTORS OF ELECTION . . . . . . . . . . . . . . . . . . 7

     ARTICLE III DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . 8

          3.1     POWERS . . . . . . . . . . . . . . . . . . . . . . . . . . 8
          3.2     NUMBER OF DIRECTORS. . . . . . . . . . . . . . . . . . . . 8
          3.3     ELECTION AND TERM OF OFFICE OF DIRECTORS . . . . . . . . . 8
          3.4     RESIGNATION AND VACANCIES. . . . . . . . . . . . . . . . . 9
          3.5     PLACE OF MEETINGS; MEETINGS BY TELEPHONE . . . . . . . . .10
          3.6     FIRST MEETINGS . . . . . . . . . . . . . . . . . . . . . .10
          3.7     REGULAR MEETINGS . . . . . . . . . . . . . . . . . . . . .10
          3.8     SPECIAL MEETINGS; NOTICE . . . . . . . . . . . . . . . . .11
          3.9     QUORUM . . . . . . . . . . . . . . . . . . . . . . . . . .11
          3.10    WAIVER OF NOTICE . . . . . . . . . . . . . . . . . . . . .11
          3.11    ADJOURNED MEETING; NOTICE. . . . . . . . . . . . . . . . .12
          3.12    BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING. . . . .12
          3.13    FEES AND COMPENSATION OF DIRECTORS . . . . . . . . . . . .12
          3.14    APPROVAL OF LOANS TO OFFICERS. . . . . . . . . . . . . . .12
          3.15    REMOVAL OF DIRECTORS . . . . . . . . . . . . . . . . . . .12


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                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                          PAGE
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     ARTICLE IV COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . .13

          4.1     COMMITTEES OF DIRECTORS. . . . . . . . . . . . . . . . . .13
          4.2     COMMITTEE MINUTES. . . . . . . . . . . . . . . . . . . . .13
          4.3     MEETINGS AND ACTION OF COMMITTEES. . . . . . . . . . . . .13

     ARTICLE V OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . .14

          5.1     OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . .14
          5.2     ELECTION OF OFFICERS . . . . . . . . . . . . . . . . . . .14
          5.3     SUBORDINATE OFFICERS . . . . . . . . . . . . . . . . . . .14
          5.4     REMOVAL AND RESIGNATION OF OFFICERS. . . . . . . . . . . .14
          5.5     VACANCIES IN OFFICES . . . . . . . . . . . . . . . . . . .15
          5.6     CHAIRMAN OF THE BOARD. . . . . . . . . . . . . . . . . . .15
          5.7     PRESIDENT. . . . . . . . . . . . . . . . . . . . . . . . .15
          5.8     VICE PRESIDENT . . . . . . . . . . . . . . . . . . . . . .15
          5.9     SECRETARY. . . . . . . . . . . . . . . . . . . . . . . . .15
          5.10    CHIEF FINANCIAL OFFICER. . . . . . . . . . . . . . . . . .16
          5.11    ASSISTANT SECRETARY. . . . . . . . . . . . . . . . . . . .16
          5.12    AUTHORITY AND DUTIES OF OFFICERS . . . . . . . . . . . . .16

     ARTICLE VI INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . .16

          6.1     INDEMNIFICATION OF DIRECTORS AND OFFICERS. . . . . . . . .17
          6.2     INDEMNIFICATION OF OTHERS. . . . . . . . . . . . . . . . .17
          6.3     INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . .18
          6.4     SAVINGS CLAUSE . . . . . . . . . . . . . . . . . . . . . .18
          6.5     CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT
                  OF EXPENSES. . . . . . . . . . . . . . . . . . . . . . . .18

     ARTICLE VII RECORDS AND REPORTS . . . . . . . . . . . . . . . . . . . .18

          7.1     MAINTENANCE AND INSPECTION OF RECORDS. . . . . . . . . . .18
          7.2     INSPECTION BY DIRECTORS. . . . . . . . . . . . . . . . . .19
          7.3     ANNUAL STATEMENT TO STOCKHOLDERS . . . . . . . . . . . . .19
          7.4     REPRESENTATION OF SHARES OF OTHER CORPORATIONS . . . . . .19

     ARTICLE VIII GENERAL MATTERS. . . . . . . . . . . . . . . . . . . . . .19

          8.1     CHECKS . . . . . . . . . . . . . . . . . . . . . . . . . .19
          8.2     EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS . . . . .20
          8.3     STOCK CERTIFICATES; PARTLY PAID SHARES . . . . . . . . . .20
          8.4     SPECIAL DESIGNATION ON CERTIFICATES. . . . . . . . . . . .20
          8.5     LOST CERTIFICATES. . . . . . . . . . . . . . . . . . . . .21
          8.6     TRANSFER AGENTS AND REGISTRARS . . . . . . . . . . . . . .21


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                                   TABLE OF CONTENTS
                                      (CONTINUED)

                                                                          PAGE
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          8.7     CONSTRUCTION; DEFINITIONS. . . . . . . . . . . . . . . . .21
          8.8     DIVIDENDS. . . . . . . . . . . . . . . . . . . . . . . . .21
          8.9     FISCAL YEAR. . . . . . . . . . . . . . . . . . . . . . . .22
          8.10    SEAL . . . . . . . . . . . . . . . . . . . . . . . . . . .22
          8.11    TRANSFER OF STOCK. . . . . . . . . . . . . . . . . . . . .22
          8.12    STOCK TRANSFER AGREEMENTS. . . . . . . . . . . . . . . . .22
          8.13    REGISTERED STOCKHOLDERS. . . . . . . . . . . . . . . . . .22

     ARTICLE IX AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . .22

     ARTICLE X DISSOLUTION . . . . . . . . . . . . . . . . . . . . . . . . .23

     ARTICLE XI CUSTODIAN. . . . . . . . . . . . . . . . . . . . . . . . . .23

          11.1    APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES. . . . . . . .23
          11.2    DUTIES OF CUSTODIAN. . . . . . . . . . . . . . . . . . . .24

                                   AMENDED BYLAWS

                                         OF

                               REALNAMES CORPORATION

                                     ARTICLE I

                                 CORPORATE OFFICES

       1.1    EFFECTIVE DATE

       These bylaws shall become effective upon the effective date of the registration of any class of securities of the corporation pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Effective Date").

       1.2    REGISTERED OFFICE

       The registered office of the corporation shall be at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is The Corporation Trust Company.

       1.3    OTHER OFFICES

       The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

                                     ARTICLE II

                              MEETINGS OF STOCKHOLDERS

       2.1    PLACE OF MEETINGS

       Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

       2.2    ANNUAL MEETING

       The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. In the absence of such designation, the annual meeting of stockholders shall be held on the 10th of June in each year at 10:00 a.m. Pacific Time. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected and any other proper business may be transacted if brought before the meeting in accordance with Section 2.5 hereof.

       2.3    SPECIAL MEETING

       A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president.

       2.4    NOTICE OF STOCKHOLDERS' MEETINGS

       Except as otherwise provided by the General Corporation Law of Delaware or the certificate of incorporation notices of all meetings with stockholders shall be sent or otherwise given in accordance with Section 2.6 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called, and no business other than that specified in the notice may be transacted or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

       2.5    ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS

              (a) To be properly brought before an annual meeting, nominations for the election of directors or other business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors or (iii) otherwise properly brought before the meeting by a stockholder in accordance with
Section 2.5(b). To be properly brought before a special meeting, nominations for the election of directors or other business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors.

              (b) For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth
(90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder,
(iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section
2.5. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.5, and, if he or she should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

              (c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 2.5. Such stockholder's notice shall set forth (i) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 2.5; and (ii) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected). At the request of the board of directors, any person nominated by a stockholder for election as a director shall furnish to the secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

       2.6    MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

       Written notice of any meeting of stockholders shall be given either personally or by first-class mail or by telegraphic, telefacsimile or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram, telefacsimile or other means of written communication. If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder on written demand of the stockholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

       An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

       2.7    QUORUM

       The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. Where a separate vote by a class or classes is required, a majority, present in person or by proxy, of the shares of such class or classes entitled to take action with respect to that vote on that matter shall constitute a quorum. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or
(ii) the holders of a majority of the shares represented at the meeting and entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting in accordance with Section 2.8 hereof. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question.

       If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting the quorum.

       2.8    ADJOURNED MEETING; NOTICE

       Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by (i) the chairman of the meeting or (ii) the vote of the holders of a majority of the shares represented at that meeting and entitled to vote thereat, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 2.7 of these bylaws.

       When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

       2.9    VOTING

       The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

       Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal, refrain from voting the remaining shares, or may vote them against the proposal; but, if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares which the stockholder is entitled to vote.

       2.10   VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT

       The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

       2.11   RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

       In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date.

       If the board of directors does not so fix a record date:

                        (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                       (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

       A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

       2.12   PROXIES

       Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, telefacsimile or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

       2.13   ORGANIZATION

       The president, or in the absence of the president, the chairman of the board, and in the absence of the chairman of the board, the vice presidents, in order of their rank as fixed by the board of directors, shall call the meeting of the stockholders to order, and shall act as chairman of the meeting. In the absence of the president, the chairman of the board, and all of the vice presidents, the stockholders shall appoint a chairman for such meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. The secretary of the corporation shall act as secretary of all meetings of the stockholders, but in the absence of the secretary at any meeting of the stockholders, the chairman of the meeting may appoint any person to act as secretary of the meeting.

       2.14   LIST OF STOCKHOLDERS ENTITLED TO VOTE

       The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

       The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders and of the number of shares held by each such stockholder.

       2.15   INSPECTORS OF ELECTION

       The corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

       Such inspectors shall:

              (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

              (b)    receive votes, ballots or consents;

              (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

              (d)    count and tabulate all votes or consents;

              (e)    determine when the polls shall close;

              (f)    determine and certify the result; and

              (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

                                    ARTICLE III

                                     DIRECTORS

       3.1    POWERS

       Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

       3.2    NUMBER OF DIRECTORS

       The board of directors shall consist of six (6) members. The number of directors may be changed by an amendment to this bylaw, duly adopted by the board of directors or by the stockholders, or by a duly adopted amendment to the certificate of incorporation. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these bylaws.

       3.3    ELECTION AND TERM OF OFFICE OF DIRECTORS

       Except as provided in Section 3.4 of these bylaws, directors shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholder's meeting called and held in accordance with the General Corporation Law of Delaware.

       The directors of the corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the stockholders following the Effective Date, the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Date and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Date. At each annual meeting of stockholders, commencing with the first regularly-scheduled annual meeting of stockholders following the Effective Date, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

       Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed.

       Elections of directors need not be by written ballot.

       3.4    RESIGNATION AND VACANCIES

       Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, only a majority of the board of directors then in office, including those who have so resigned (until the effective date of such resignation), shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

       Vacancies in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum). Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

       Unless otherwise provided in the certificate of incorporation or these bylaws:

                        (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

                       (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled only by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. In the event that no directors elected by such class or classes of stock or series remain, the majority of the other directors then in office, although less than a quorum, or a sole remaining director may fill such vacancy or vacancies.

       If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

       If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

       3.5    PLACE OF MEETINGS; MEETINGS BY TELEPHONE

       The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

       Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

       3.6    FIRST MEETINGS

       The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

       3.7    REGULAR MEETINGS

       Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

       3.8    SPECIAL MEETINGS; NOTICE

       Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two (2) directors.

       Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least two (2) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least four (4) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. If the meeting is to be held at the principal executive office of the corporation the notice need not specify the place of the meeting. Moreover, a notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

       3.9    QUORUM

       At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute, by the certificate of incorporation or by these bylaws. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

       3.10   WAIVER OF NOTICE

       Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

       3.11   ADJOURNED MEETING; NOTICE

       If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

       3.12   BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

       Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors.

       3.13   FEES AND COMPENSATION OF DIRECTORS

       Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.13 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services. Members of special or standing committees may be allowed like compensation for attending committee meetings.

       3.14   APPROVAL OF LOANS TO OFFICERS

       The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this Section 3.14 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

       3.15   REMOVAL OF DIRECTORS

       Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

       No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

                                   ARTICLE IV

                                   COMMITTEES

       4.1    COMMITTEES OF DIRECTORS

       The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in
Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution or (v) amend the bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

       4.2    COMMITTEE MINUTES

       Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

       4.3    MEETINGS AND ACTION OF COMMITTEES

       Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws,
Section 3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment and notice of adjournment), and Section 3.12 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                   ARTICLE V

                                    OFFICERS

       5.1    OFFICERS

       The officers of the corporation shall be a president, one or more vice presidents, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more assistant vice presidents, assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of
Section 5.3 of these bylaws. Any number of offices may be held by the same person.

       5.2    ELECTION OF OFFICERS

       The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

       5.3    SUBORDINATE OFFICERS

       The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

       5.4    REMOVAL AND RESIGNATION OF OFFICERS

       Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

       Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

       5.5    VACANCIES IN OFFICES

       Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

       5.6    CHAIRMAN OF THE BOARD

       The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.

       5.7    PRESIDENT

       Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

       5.8    VICE PRESIDENT

       In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

       5.9    SECRETARY

       The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

       The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

       The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

       5.10   CHIEF FINANCIAL OFFICER

       The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

       The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

       5.11   ASSISTANT SECRETARY

       The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

       5.12   AUTHORITY AND DUTIES OF OFFICERS

       In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.

                                   ARTICLE VI

                                   INDEMNITY

       6.1    INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation. For purposes of this
Section 6.1, a "director" or "officer" of the corporation shall mean any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

       The corporation shall be required to indemnify a director or officer in connection with an action, suit, or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the board of directors of the corporation.

       The corporation shall pay the expenses (including attorney's fees) incurred by a director or officer of the corporation entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this Section 6.1 in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified under this Section 6.1 or otherwise.

       The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the corporation's Certificate of Incorporation, these bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.

       Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

       6.2    INDEMNIFICATION OF OTHERS

       The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, to indemnify any person (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) shall mean any person
(i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

       6.3    INSURANCE

       The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.

       6.4    SAVINGS CLAUSE

       If this Article VI or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director, officer, employee or agent of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

       6.5    CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

       The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise prided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VII

                              RECORDS AND REPORTS

       7.1    MAINTENANCE AND INSPECTION OF RECORDS

       The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its shareholders listing their names and addresses and the number and class of shares held by each shareholder, a copy of these bylaws as amended to date, accounting books, and other records.

       Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

       7.2    INSPECTION BY DIRECTORS

       Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

       7.3    ANNUAL STATEMENT TO STOCKHOLDERS

       The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

       7.4    REPRESENTATION OF SHARES OF OTHER CORPORATIONS

       The chairman of the board, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                  ARTICLE VIII

                                GENERAL MATTERS

       8.1    CHECKS

       From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other

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evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

       8.2    EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

       The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

       8.3    STOCK CERTIFICATES; PARTLY PAID SHARES

       The shares of a corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the chief financial officer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

       The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

       8.4    SPECIAL DESIGNATION ON CERTIFICATES

       If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

       8.5    LOST CERTIFICATES

       Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

       8.6    TRANSFER AGENTS AND REGISTRARS

       The board of directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, each of which shall be an incorporated bank or trust company, either domestic or foreign, which shall be appointed at such times and places as the requirements of the corporation may necessitate and the board of directors may designate.

       8.7    CONSTRUCTION; DEFINITIONS

       Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

       8.8    DIVIDENDS

       The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

       The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

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


       8.9    FISCAL YEAR

       The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

       8.10   SEAL

       This corporation may have a corporate seal which may be adopted or altered at the pleasure of the Board of directors, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any manner reproduced.

       8.11   TRANSFER OF STOCK

       Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

       8.12   STOCK TRANSFER AGREEMENTS

       The corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

       8.13   REGISTERED STOCKHOLDERS

       The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE IX

                                   AMENDMENTS

       The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

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


                                   ARTICLE X

                                  DISSOLUTION

       If it should be deemed advisable in the judgment of the board of directors of the corporation that the corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

       At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of Section 275 of the General Corporation Law of Delaware and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such certificate's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved.

       Whenever all the stockholders entitled to vote on a dissolution consent in writing, either in person or by duly authorized attorney, to a dissolution, no meeting of directors or stockholders shall be necessary. The consent shall be filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such consent's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved. If the consent is signed by an attorney, then the original power of attorney or a photocopy thereof shall be attached to and filed with the consent. The consent filed with the Secretary of State shall have attached to it the affidavit of the secretary or some other officer of the corporation stating that the consent has been signed by or on behalf of all the stockholders entitled to vote on a dissolution; in addition, there shall be attached to the consent a certification by the secretary or some other officer of the corporation setting forth the names and residences of the directors and officers of the corporation.

                                   ARTICLE XI

                                   CUSTODIAN

       11.1   APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES

       The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the corporation is insolvent, to be receivers, of and for the corporation when:

                                     -23-
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                        (i) at any meeting held for the election of directors
the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors; or

                       (ii) the business of the corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the corporation that the required vote for action by the board of directors cannot be obtained and the stockholders are unable to terminate this division; or

                      (iii) the corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

       11.2   DUTIES OF CUSTODIAN

       The custodian shall have all the powers and title of a receiver appointed under Section 291 of the General Corporation Law of Delaware, but the authority of the custodian shall be to continue the business of the corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the General Corporation Law of Delaware.

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


                   CERTIFICATE OF ADOPTION OF AMENDED BYLAWS

                                       OF

                             REALNAMES CORPORATION

          CERTIFICATE BY SECRETARY OF ADOPTION BY BOARD OF DIRECTORS' VOTE

       The undersigned hereby certifies that she is the duly elected, qualified, and acting Secretary of RealNames Corporation and that the foregoing Amended Bylaws, comprising of 24 pages, were submitted to the Board of Directors on ________ __, 1999, and recorded in the minutes thereof and were ratified by the unanimous vote of all of the members of the Board of Directors.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand this ____ day of ________ 1999.

                                       ---------------------------------------
                                       Richard Steele
                                       Secretary

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